Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607-7506

May 12, 2026

Board of Directors

Tenax Therapeutics, Inc.

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) filed on or about the date hereof by Tenax Therapeutics, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 1,367,500 shares of the Registrant’s common stock, par value $0.0001 per share (the “Shares”) which may be issued pursuant to stock option grant agreements or restricted stock unit grant agreements providing for employee inducement grants between the Company and various employees, which were entered into in connection with the commencement of such employees’ employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4) (the “Inducement Grant Agreements”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

As the Registrant’s legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale of the Shares pursuant to the Inducement Grant Agreements.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as the Registrant’s counsel, to be taken prior to the issuance of the Shares, the Shares, when issued in the manner referred to in the Registration Statement and in accordance with the Inducement Grant Agreements, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Sincerely,

/s/ WYRICK ROBBINS YATES & PONTON LLP